FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “First Amendment”) is made and entered into as of the 13th day of August, 2021, by and between Old Plank Trail Community Bank, N.A., a national banking association, with an office located at 5300 W. 95th Street, Oak Lawn, Illinois 60453 (“Lender”), and Halo, Purely for Pets, Inc., a Delaware corporation, with its chief executive office located at 12400 Race Track Road, Tampa, Florida 33626 (“Borrower”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations (the “Financial Accommodations”) to Borrower pursuant to (a) that certain Loan and Security Agreement dated as of January 6, 2021, by and between Lender and Borrower (the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

WHEREAS, Borrower desires Lender to, among other things, (a) increase the Maximum Revolving Loan from $6,000,000 to $7,500,000, and (b) change certain reporting requirements (the “Additional Financial Accommodations”); and

WHEREAS, Lender is willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this First Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower hereby agree as set forth in this First Amendment.

I.Definitions.

A.Use of Definitions. Except as expressly set forth in this First Amendment, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Loan Agreement.

B.Amended Definitions. Effective as of the First Amendment Effective Date, as hereinafter defined, Section 1.1 of the Loan Agreement is hereby amended by substituting the definitions set forth below for the corresponding definitions set forth in the Loan Agreement:

“Borrowing Base” means the total, without duplication, of the following:

(1)up to 85% of the face amount of all then existing Eligible Accounts as set forth on the Borrowing Base Certificate delivered by Borrower to Lender from time to time, minus all finance charges and prompt payment, volume and all other discounts, credits or allowances which may be taken by or granted to Account Debtors;

(2)plus the lesser of (a) 50% of the Value of all then existing Eligible Inventory, or (b)
$3,000,000;

(3)plus the lesser of (a) $1,500,000, or (b) the aggregate cash subject to a first priority Lien in favor of and pledged to Lender pursuant to the Deposit Account Pledge Agreement less the outstanding amount of Term Loan A; and

(4)minus Reserves.

“Fixed Charge Operating Cash Flow” means EBITDA minus the sum of (a) unfinanced Capital Expenditures, (b) income taxes paid in cash, and (c) dividends, distributions and Equity Interest redemptions paid in cash.

“Fixed Charges for any period, means, the sum of, without duplication, (1) cash Interest Expense, plus (2) scheduled payments, required payments and prepayments of principal on Indebtedness, plus (3) scheduled payments, required payments and prepayments of principal on Indebtedness on Capital Leases, each as paid or payable for such period and all as determined for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Maximum Revolving Loan” means an amount equal to $7,500,000.

“Revolving Note”: shall mean that certain Revolving Note dated as of the First Amendment Effective Date executed and delivered by Borrower to Lender in a maximum aggregate principal amount not to exceed Seven Million Five Hundred Thousand and no/100 ($7,500,000.00), as amended, renewed, restated or replaced from time to time.

C.New Definitions.    Effective as of the date of this First Amendment, Section
1.1 of the Loan Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

“Deposit Account Pledge Agreement” means that certain Deposit Account Pledge Agreement dated as of the First Amendment Effective Date executed and delivered by Borrower in favor of Lender, as amended or restated from time to time.

“First Amendment Effective Date”: shall mean August 13, 2021.

II.Amendment to Loan Agreement. Effective as of the First Amendment Effective Date, the Loan Agreement is hereby amended as follows:

A.Unused Line Fee. Section 2.3 of the Loan Agreement is hereby amended by deleting Section 2.3(C) of the Loan Agreement in its entirety and substituting therefor the following:

(C) Unused Line Fee. Borrower shall pay to Lender an unused line fee of one- fifth of one percent (0.20%) per annum of the difference between the Maximum Revolving Loan and the sum of the average daily balance of the Revolving Loan and

Letter of Credit Obligations for each calendar quarter, which fee shall be fully earned by Lender and payable quarterly in arrears on the last Business Day of each calendar quarter beginning September 30, 2021. Said fee shall begin accruing on the First Amendment Effective Date and shall be calculated on the basis of a 360 day year.

B.Financial Reporting. Section 9.5 of the Loan Agreement is hereby amended by deleting Section 9.5(B) of the Loan Agreement in its entirety and substituting therefor the following:

(B)    [Reserved].

C.Projections. Section 9.5 of the Loan Agreement is hereby amended by deleting Section 9.5(F) of the Loan Agreement in its entirety and substituting therefor the following:

(F)    [Reserved].

III.Release of Collateral Pledge Agreement. Effective as of the First Amendment Effective Date, subject to the full and timely performance of the conditions precedent set forth in Section IV below (including, without limitation, the deposit and pledge to Lender of not less than
$7,150,000 in accordance with the Deposit Account Pledge Agreement) and notwithstanding anything to the contrary contained in the Collateral Pledge Agreement, Lender hereby (i) releases the security interest in favor of Lender in and to the Collateral (as defined in the Collateral Pledge Agreement), (ii) releases John M. Word, III from all of his obligations and liabilities under the Collateral Pledge Agreement and (iii) acknowledges that the Collateral Pledge Agreement shall be deemed terminated and of no further force or effect.

IV.Conditions Precedent. Lender’s obligation to provide the Additional Financial Accommodations to Borrower is subject to the full and timely performance of the following conditions precedent:

A.Borrower executing and delivering, or causing to be executed and delivered to Lender, the following documents, each of which shall be in form and substance acceptable to Lender:

(i)a fully executed original of this First Amendment;

(ii)a fully executed original Revolving Note;

(iii)a fully executed Deposit Account Pledge Agreement; and

(iv)such other agreements, documents and instruments as Lender may reasonably request.

B.No Event of Default or Unmatured Event of Default exists under the Loan Agreement, as amended by this First Amendment;

C.No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date hereof shall be pending or known to be threatened against Borrower and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Lender is likely to materially or adversely affect the financial position or business of Borrower or the capability of Borrower to pay its obligations and liabilities to Lender; and

D.There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrower’s most recently delivered financial statements to Lender.

E.Borrower shall deposit not less than $7,150,000 into the account that is subject to the Deposit Account Pledge Agreement.

V.Conflict. If, and to the extent, the terms and provisions of this First Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this First Amendment shall govern and control; provided, however, to the extent the terms and provisions of this First Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this First Amendment, shall remain in and have its intended full force and effect, and Lender and Borrower hereby affirms, confirms and ratifies the same.

VI.Severability. Wherever possible, each provision of this First Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this First Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this First Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VII.Reaffirmation. Borrower hereby reaffirms and remakes all of the representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby.

VIII.Fees, Costs and Expenses. Borrower agrees to pay, upon demand, all fees, costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this First Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

IX.Reservation of Rights. Lender continues to reserve all of its rights and remedies, including all security interests, assignments and liens pursuant to the Loan Agreement and the Other Agreements, as well as any rights and remedies at law, in equity or otherwise. Nothing contained in this First Amendment shall be or be deemed a waiver of any presently existing or any hereafter arising or occurring breach, default or event of default, nor shall preclude the subsequent exercise of any of Lender’s rights or remedies.

X.Choice of Law. This First Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

XI.Counterpart. This First Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this First Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this First Amendment and such other agreements, documents and instruments; provided, however, Borrower shall be required to deliver to Lender original executed signature pages in substitution for said facsimile or email transmitted signature pages upon Lender’s request therefor.

XII.Waiver of Jury Trial. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

[signature page follows]

IN WITNESS WHEREOF, Lender and Borrower have caused this First Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

OLD PLANK TRAIL COMMUNITY BANK, N.A.,
a national banking association

By:    _______________________________
Name: Sean Broderick
Title: Vice President

HALO, PURELY FOR PETS, INC.,
a Delaware corporation

By:    _______________________________
Name: Robert Sauermann
Title: Executive Vice President

[Signature page to First Amendment]